Exhibit 7(d)
VARIABLE ANNUITY GMDB REINSURANCE AGREEMENT
This Agreement is effective July 1, 2006

Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(Hereinafter called the “CEDING COMPANY”)
Cincinnati, Ohio
and
ACE TEMPEST LIFE REINSURANCE LTD.
(Hereinafter called the “REINSURER”)
Hamilton, Bermuda

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TABLE OF CONTENTS

	ARTICLE	PAGE
Access to Records	IX	14
Arbitration	XIII	16
Automatic Provisions	IV	9
Currency	XI	16
Definitions	I	3
Effective Date, Term, and Termination	III	6
Insolvency	XII	16
Litigation	VIII	13
Miscellaneous	XV	17
Notices	XVI	18
Offset	XIV	17
Parties to the Agreement	II	6
Premium Accounting	V	11
Reinsurance Claim Settlement	VI	12
Reserves	VII	13
Unintentional Errors, Misunderstandings, or Omissions	X	15
SCHEDULES

A	Description of Guaranteed Minimum Death Benefits (GMDBs)
B-1	Contracts and Riders Subject to this Reinsurance Agreement
B-2	Investment Funds Subject to this Reinsurance Agreement
C-1	Limits and Rules of CEDING COMPANY
C-2	Limits and Rules of the REINSURER
D-1	MONTHLY REINSURANCE PREMIUM RATES by GMDB TYPE and Issue Age
D-2	Reinsurance Single Premium Payment
E	ANNUAL CLAIM LIMIT RATE
F	REINSURER Quota Share of Risk
G	CEDING COMPANY Reporting Format and Data Requirements

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ARTICLE I — DEFINITIONS
A. DURATION OF AGREEMENT:
EFFECTIVE DATE means July 1, 2006.
ANNUAL VALUATION DATE means June 30.
BUSINESS DAY means any day that securities are traded on the New York Stock Exchange.
MONTHLY VALUATION DATE means the last BUSINESS DAY of each month.
REINSURANCE TERM means the period starting on the EFFECTIVE DATE and extending through December 31, 2033.
ANNUAL VALUATION PERIOD extends from January 1 until the following December 31.
TERMINATION DATE means the end of REINSURANCE TERM.
B. CONTRACT DEFINITIONS:
ANNUITY CONTRACT means an individual variable annuity contract issued by the CEDING COMPANY that is covered under this Agreement, as defined in Article III paragraph A.
ACTIVE CONTRACT means an ANNUITY CONTRACT that remains in effect and has not been terminated due to death, lapse, surrender or some other valid contingency and has not been annuitized.
RETAIL ANNUITY PREMIUMS means contributions made to the ANNUITY CONTRACT on behalf of the contract owner, commonly referred to as purchase payments, premiums, or deposits.
CONTRACT TYPE means one of the ANNUITY CONTRACT forms specified in Schedule B-1.
GMDB TYPE means one of the Guaranteed Minimum Death Benefits specified in Schedule A, applicable to ANNUITY CONTRACTs.
ACCOUNT VALUE means for each ACTIVE CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2.
INSURED LIFE means the annuitant of each ANNUITY CONTRACT.

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GMDB AMOUNT means the contractually determined minimum value payable on death of the INSURED LIFE, under an ANNUITY CONTRACT, subject to the CONTRACT TYPE and GMDB TYPE.
C. REINSURED AMOUNT DEFINITIONS:
REINSURED GMDB AMOUNT means for each ACTIVE CONTRACT, the GMDB AMOUNT times the REINSURER’s quota share of risk as shown in Schedule F.
REINSURED ACCOUNT VALUE means for each ACTIVE CONTRACT, the ACCOUNT VALUE times the REINSURER’s quota share of risk, as shown in Schedule F.
D. REINSURANCE PREMIUM DEFINITIONS:
AGGREGATE MONTHLY GMDB means the sum of the REINSURED GMDB AMOUNT, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTS covered by this Agreement.
AGGREGATE MONTHLY ACCOUNT VALUES means the sum of the REINSURED ACCOUNT VALUE, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTS covered by this Agreement.
MONTHLY REINSURANCE PREMIUM RATE means the applicable numerical value provided in Schedule D-1.
MONTHLY REINSURANCE PREMIUM means the sum, for all ACTIVE CONTRACTs, of the MONTHLY REINSURANCE PREMIUM RATE times the REINSURED GMDB AMOUNT on each MONTHLY VALUATION DATE.
REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE.
REINSURANCE SINGLE PREMIUM PAYMENT means the amount specified in Schedule D-2.
REMITTANCE DATE means the last BUSINESS DAY of the calendar month following the REINSURANCE PREMIUM DUE DATE. For the REINSURANCE SINGLE PREMIUM PAYMENT, the REMITTANCE DATE means the date specified in Schedule D-2.
E. REINSURANCE CLAIM DEFINITIONS:
AVERAGE REINSURED GMDB AMOUNT means the sum, for all ACTIVE CONTRACTs and all MONTHLY VALUATION DATEs in an ANNUAL VALUATION PERIOD, of the REINSURED GMDB AMOUNTs on each MONTHLY VALUATION DATE divided by the number of months this Agreement has been in effect during that ANNUAL VALUATION PERIOD.

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GMDB CLAIM means the excess of the REINSURED GMDB AMOUNT over the REINSURED ACCOUNT VALUE, if a positive value, on the date of death calculated under the terms of the applicable CONTRACT TYPE.
REIMBURSEMENT DATE means the last BUSINESS DAY of the calendar month following the month that the REINSURER receives a request for claim reimbursement from the CEDING COMPANY.
ANNUAL GMDB CLAIMs means the sum of all GMDB CLAIMs processed during each ANNUAL VALUATION PERIOD.
ANNUAL CLAIM LIMIT RATE means the applicable value provided in Schedule E.
ANNUAL CLAIM LIMIT means the ANNUAL CLAIM LIMIT RATE times the AVERAGE REINSURED GMDB AMOUNT.

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ARTICLE II — PARTIES TO THE AGREEMENT
This Agreement shall be binding upon, and shall inure solely to the benefit of, the CEDING COMPANY and the REINSURER. This Agreement shall not and is not intended to create any legal relationship between the REINSURER and any third party, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any ACTIVE CONTRACT.
ARTICLE III — EFFECTIVE DATE, TERM AND TERMINATION
A.	Business covered by this Agreement includes individual ANNUITY CONTRACTs issued by the CEDING COMPANY that:
(i)	are identified by contract form in Schedule B-1;

(ii)	have one of the guaranteed minimum income benefit riders specified in Schedule B-1;

(iii)	have one of the guaranteed minimum death benefit riders specified in Schedule B-1;

(iv)	have no optional riders other than those specified in Schedule B-1;

(v)	have accounts invested only in the investment funds listed in Schedule B-2;

(vi)	are issued on or after July 1, 2005 but prior to the date this Agreement ceases to cover new ANNUITY CONTRACTs;

(vii)	are issued within the limits and rules described in Schedule C-1;

(viii)	are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

(ix)	are ACTIVE CONTRACTs.
Said contracts being herein defined as the ANNUITY CONTRACTs. The Agreement remains effective for ANNUITY CONTRACTs subject to the terms and conditions of this Agreement, through the TERMINATION DATE, unless terminated pursuant to the paragraphs listed below.
B.	This Agreement will cease to cover new ANNUITY CONTRACTs issued by the CEDING COMPANY on the earlier of (i) December 31, 2008 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS exceed the limit provided in Schedule C-2. RETAIL ANNUITY PREMIUMS paid on an ACTIVE CONTRACT subsequent to issue are unaffected by the limit provided in schedule C-2, paragraph 4.

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C.	Unless terminated earlier, this Agreement will terminate with respect to each ANNUITY CONTRACT covered hereunder, as of the TERMINATION DATE.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, upon the occurrence of any of the following:
1.	REINSURER’s Standard and Poor’s Rating is reduced to a “BBB” or lower. REINSURER must report any such adverse change in Standard and Poor’s Rating to CEDING COMPANY within fifteen (15) days of the change. Any notice of termination given by the CEDING COMPANY due to such rating reduction shall be deemed withdrawn if the REINSURER’s Standard and Poor’s Rating is restored to a level higher than “BBB” during the 90 day notice period;

2.	An order is entered appointing a receiver, conservator or trustee for management of the REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the REINSURER.
E.	The REINSURER shall have the option of terminating this Agreement for new business, existing business or both by giving ninety (90) days advance notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule G, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay a premium due on or before the REMITTANCE DATE. In the event that a premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default are received by the REINSURER within the ninety (90) day notice period, with interest calculated in accordance with the rate provided in paragraph F of this Article, the Agreement will remain in effect. As of the close of the last day of the ninety (90) day notice period, the REINSURER’s liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.
F.	Except as otherwise provided herein, upon termination of this Agreement for existing business, the REINSURER shall have no reinsurance liability with respect to any ANNUITY CONTRACT. Notwithstanding termination of reinsurance as provided herein, the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid reinsurance premiums earned by the REINSURER under this Agreement prior to termination. Any net

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amounts due from either party after termination are subject to a daily interest charge from the REMITTANCE DATE until the date paid. The daily interest rate is equal to 1/365 times the sum of (1) the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE, as published in the Wall Street Journal, and (2) [REDACTED].

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ARTICLE IV — AUTOMATIC PROVISIONS
A.	Subject to Article III, on or after the EFFECTIVE DATE of this Agreement, the CEDING COMPANY shall automatically cede and the REINSURER shall automatically accept reinsurance in connection with the ANNUITY CONTRACTs that are covered by this Agreement.

B.	This Agreement covers only the liability for GMDB CLAIMs paid under ANNUITY CONTRACT forms or benefit rider forms, as supplemented by additional materials, listed on Schedule B-1. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised contract form or benefit rider form, it must provide written notice to the REINSURER of such intention together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. The REINSURER may approve any new or revised contract forms or benefit rider form within thirty (30) working days of the date it receives notification and a copy thereof, and any such form shall be deemed disapproved if not so approved. The REINSURER shall not unreasonably withhold approval of such form where such form does not materially alter the risks assumed by the REINSURER hereunder.

C.	This Agreement covers only the liability for GMDB CLAIMS paid under ANNUITY CONTRACTs invested in investment funds listed on Schedule B-2. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised investment fund it must provide written notice to the REINSURER of such intention together with a copy of the new or revised investment fund, and a revised Schedule B-2, within forty (40) working days of the fund’s initial availability. The CEDING COMPANY may add new or revise investment funds without REINSURER approval. The effective date of reinsurance hereunder shall be the date of initial availability if notice is received within 40 days of the fund’s initial availability. If notice is received more than forty days after the fund’s initial availability, the REINSURER must consent in writing to the inclusion of such new or revised fund in this Agreement. If the REINSURER consents to including the new or revised fund, the effective date of reinsurance hereunder shall be the date the REINSURER receives notice of the new or revised fund, or such other earlier date as designated by the REINSURER. The REINSURER shall not unreasonably withhold approval of such fund where such fund does not materially alter the risks assumed by the REINSURER hereunder. If the REINSURER fails to object to the inclusion of a fund for which it did not receive timely notice of the fund’s inclusion by the CEDING COMPANY within ninety (90) working days of notification of such fund, then the fund shall be deemed approved. If the REINSURER reasonably refuses to consent to a new or revised fund based upon the failure of the CEDING COMPANY to give timely notice of the fund’s inclusion, then the REINSURER’s liability for claims arising out of any ANNUITY CONTRACT with any investment in such fund shall be calculated in the same manner as though the fund failed to qualify under Subchapter L as described in section E. below.

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D.	The CEDING COMPANY also intends that each variable investment option meet the additional diversification requirements that are applicable to insurance company separate accounts under Subchapter L of the Internal Revenue Code (“Subchapter L”).

E.	If a variable investment option fails to qualify under Subchapter L and the CEDING COMPANY does not take appropriate steps to bring the variable investment option in compliance with Subchapter L, the REINSURER’s liability with respect to the variable investment option can be terminated, with 180 days written notice to the CEDING COMPANY. The REINSURER’s liability with respect to any reinsurance claim will be determined by multiplying the REINSURED GMDB AMOUNT by (1) a fraction the numerator of which is the RETAIL ANNUITY PREMIUMS invested in the qualifed variable accounts and the fixed account options and the denominator of which is the total RETAIL ANNUITY PREMIUMS, if any RETAIL ANNUITY PREMIUMS are invested in the non - qualifying variable account at the time the ANNUITY CONTRACT is issued and no transfers to or from the non-qualifying account have occurred; or (2) a fraction the numerator of which is the REINSURED ACCOUNT VALUE invested in the qualified variable accounts and the fixed account options and the denominator of which is the total REINSURED ACCOUNT VALUE at the most recent time funds are transferred to or from the non-qualifying variable account. If the REINSURER’s liability is terminated with respect to any variable investment option, the MONTHLY REINSURANCE PREMIUM will be calculated ignoring any investment in said variable investment option.

F.	If the CEDING COMPANY brings the variable investment option in compliance with Subchapter L either within the 180-day notice period or after the 180-day notice period, the REINSURER’s liability in respect to such variable investment option will be reinstated from the date the variable investment option qualifies with the regulation. The MONTHLY REINSURANCE PREMIUM will be determined using any investment in the variable investment account, beginning with investments as of the date the variable investment account qualifies with the regulation.

G.	The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-1, unless an exception is permitted by mutual agreement. The CEDING COMPANY shall provide written notice to the REINSURER of any changes in its published limits and rules identified on Schedule C-1, and the REINSURER shall have no liability pursuant to revised limits and rules unless and until the REINSURER, within fifteen (15) working days after the date it receives such notice from the CEDING COMPANY, provides written notice to the CEDING COMPANY that such revised limits and rules are acceptable.

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ARTICLE V — PREMIUM ACCOUNTING
A.	If MONTHLY REINSURANCE PREMIUMs or the REINSURANCE SINGLE PREMIUM PAYMENT are not paid by the REMITTANCE DATE, interest in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE.

B.	On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule G together with its remittance for the MONTHLY REINSURANCE PREMIUM as shown therein as well as any premium adjustments from the prior period.

C.	If the amounts due cannot be determined by the REMITTANCE DATE, the CEDING COMPANY shall have ninety (90) days to determine the appropriate premium and remit with interest in accordance with Article III, paragraph F.

D.	For contracts active less than a full month in the month prior to the MONTHLY VALUATION DATE, the MONTHLY REINSURANCE PREMIUM attributable to those contracts shall be reduced proportionally. In determining such proportional MONTHLY REINSURANCE PREMIUM, the contracts subject to this paragraph will be assumed to have been issued or terminated in the middle of the calendar month of issue or termination.

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ARTICLE VI — REINSURANCE CLAIM SETTLEMENT
A.	The CEDING COMPANY is solely responsible for payment of its claims under the ANNUITY CONTRACT.

B.	On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule G, together with its request for reimbursement for GMDB CLAIMS as shown therein. If requested by the REINSURER, the CEDING COMPANY shall provide the REINSURER with proof of claim, proof of claim payment and any other claim documentation requested by the REINSURER in accordance with Schedule G.

C.	In no case shall ANNUAL GMDB CLAIMS exceed the ANNUAL CLAIM LIMIT. If necessary, the request for reimbursement for GMDB CLAIMs shall be reduced so that ANNUAL GMDB CLAIMS do not exceed the ANNUAL CLAIM LIMIT. During any ANNUAL VALUATION PERIOD where any request for reimbursement for GMDB CLAIMs has been reduced so that ANNUAL GMDB CLAIMS do not exceed the ANNUAL CLAIM LIMIT, the CEDING COMPANY may recover any such reduction in subsequent requests for reimbursement for GMDB CLAIMs in that same ANNUAL VALUATION PERIOD as long as ANNUAL GMDB CLAIMS do not exceed the ANNUAL CLAIM LIMIT.

D.	If GMDB CLAIMs are not paid by the REIMBURSEMENT DATE, interest in accordance with Article III, paragraph F will be assessed from the REIMBURSEMENT DATE.

E.	A final statement of accounts prepared by the CEDING COMPANY is due sixty (60) days after the TERMINATION DATE. On or before this date, the CEDING COMPANY shall forward to the REINSURER its final statement of account as set forth in Schedule G.

F.	The CEDING COMPANY shall have twenty four (24) months after the end of the REINSURANCE TERM is reached by all contracts covered by this Agreement to submit to the REINSURER an amended final statement of account. Any amounts owed by either the CEDING COMPANY or the REINSURER, based on the amended final statement of account, must be paid within thirty (30) days of receipt of the amended final statement. If the amount owed is not paid within thirty (30) days of receiving the statement of account, the amount owed is subject to an interest charge in accordance with Article III, Paragraph F.

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ARTICLE VII — RESERVES
A.	It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualifies for reinsurance credit in the state of Ohio for reinsurance ceded hereunder. As a non-authorized reinsurer in Ohio, the REINSURER will comply with Ohio Insurance Law relating to reinsurance credit for non-authorized reinsurers, as promulgated in Ohio’s statutes on the effective date of this Agreement. The credit for statutory reserves shall be calculated in accordance with applicable regulatory guidelines for variable annuity guaranteed minimum death benefits.

B.	Provision for the required reserve will be satisfied by the REINSURER if either:
1.	unencumbered assets held in a licensed trust in a qualified United States financial institution, as defined below, subject to withdrawal solely by, and under the exclusive control of the CEDING COMPANY, are at least as great as the credit for statutory reserves as of the end of the ANNUAL VALUATION PERIOD; or

2.	cash or marketable securities are transferred to the CEDING COMPANY in an amount at least as great as the credit for statutory reserves as of the end of the ANNUAL VALUATION PERIOD, with the actual investment earnings on the proceeds assigned to the REINSURER; or

3.	clean, irrevocable, unconditional letters of credit, issued or confirmed by a qualified United States financial institution, in an amount at least as great as the credit for statutory reserves as of the end of the ANNUAL VALUATION PERIOD, meeting applicable standards of issuer acceptability as of the dates of their issuance are provided to the CEDING COMPANY; or

4.	a combination of (1), (2) and (3), such that the sum available to the CEDING COMPANY is at least as great as the credit for statutory reserves.
ARTICLE VIII — LITIGATION
In the event any legal action is brought against the CEDING COMPANY relating to payment of the death benefit due under an ANNUITY CONTRACT, the CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint, within ten (10) BUSINESS DAYS after the CEDING COMPANY is served with the Complaint. If the REINSURER is a party to an action brought against the CEDING COMPANY, the CEDING COMPANY shall seek agreement by the REINSURER on the selection and appointment of local counsel to represent the CEDING COMPANY in such action.

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ARTICLE IX — ACCESS TO RECORDS
A.	The REINSURER, or its duly authorized representatives, shall have access, including the right to photocopy and retain copies of documents at any reasonable time during regular business hours, to all records of the CEDING COMPANY that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Upon request, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.	The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner. “Confidential Information” means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:
1.	information or knowledge about each party’s products, processes, services, finances, customers, research, computer programs, marketing and business plans and claims management practices; and

2.	any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party’s producers and employees; and

3.	records provided pursuant to Paragraph A, above.
C.	If either the CEDING COMPANY or the REINSURER discloses confidential information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article’s provisions on disclosing confidential information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

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D.	This Article expires 3 years after the TERMINATION DATE.
ARTICLE X — UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS
If failure to comply with any of the terms of this Agreement is shown to be the result of an unintentional error, misunderstanding or omission on the part of either the CEDING COMPANY or the REINSURER, the party adversely affected thereby will be restored to the position it would have occupied had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.
ARTICLE XI — CURRENCY
All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency.
ARTICLE XII — INSOLVENCY
A.	In the event of insolvency of the CEDING COMPANY, all reinsurance payments due under this Agreement from the REINSURER to the CEDING COMPANY shall be payable directly by the REINSURER to the CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of the REINSURER’S liability to the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

B.	In the event of insolvency of the CEDING COMPANY, the liquidator, receiver, or statutory successor will immediately give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any contracts reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

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ARTICLE XIII — ARBITRATION
A.	As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement, including its validity or formation, or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days after the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days after the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days after the appointment of the second arbitrator, the umpire shall be selected in accordance with the ARIAS-US procedures.

B.	The arbitrators and the umpire all shall be active or former, disinterested executive officers of insurance or reinsurance companies. The umpire shall preside at all hearings and meetings of the panel and shall announce the decision of the panel. The majority vote of the arbitrators and the umpire shall be the decision of the panel. The decision shall be in writing signed by the majority in favor thereof.

C.	The arbitration panel shall interpret this Agreement as an agreement entered into in the highest good faith in keeping with the commercially recognized customs and practices of the insurance business and shall make its decision considering said customs and practices. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence. Interpreting this Agreement, should it become necessary to refer to the laws of any particular jurisdiction, the arbitration panel shall apply the laws of the state of Ohio without regard to the conflicts of laws provision thereof.

D.	The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys’ fees, interest and compensatory damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E.	All meetings and hearings before the arbitration panel shall take place in Cincinnati, Ohio unless some other place is mutually agreed upon by both parties or ordered by the panel.

F.	In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of the arbitrator chosen by or for it and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

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ARTICLE XIV — OFFSET
A.	Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums, or on account of losses or otherwise, due from one party to the other under the terms of this Agreement.

B.	If this Agreement terminates early, both parties shall continue to be entitled to all offset credits up to the effective date of termination.
ARTICLE XV — MISCELLANEOUS
A.	The CEDING COMPANY and REINSURER shall not have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the written approval of the other party.

B.	The REINSURER will reimburse the CEDING COMPANY for United States Federal Excise Tax assessed and paid on this Agreement for the REINSURER’s quota share of the business, as described in Schedule F, but in no event will the reimbursement be greater than 1% of reinsurance premium paid on this Agreement. Such reimbursement will be made on the first MONTHLY VALUATION DATE that coincides with a REINSURANCE PREMIUM DUE DATE and that falls at least ten (10) BUSINESS DAYs after notice of the tax payment is received by the REINSURER. The CEDING COMPANY will be responsible for the timely payment of Federal Excise Tax and for the filing of all required tax, information returns or filings with the Internal Revenue Service with respect to this Agreement.

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ARTICLE XVI — NOTICES
A.	All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, sent via facsimile with evidence of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:
[REDACTED]
[REDACTED]
B.	Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the person and/or the address to which notices are to be sent by notifying the other party of such change of address in writing in accordance with the foregoing.

C.	The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Changes or additions to this Agreement will not take effect unless made by means of a written amendment signed by both parties.

D.	In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.	The Ohio National Life Insurance Company

By	By

Name	Name

Title	Title

Date	Date

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AMENDMENT NO. 1
to the
VARIABLE ANNUITY GMDB REINSURANCE AGREEMENT
Effective July 1, 2006
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective July 1, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to include reinsurance of four new products. To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule B-1, Contracts and Riders Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-1.

•	Schedule B-2, Investment Funds Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-2.

•	Schedule F, REINSURER Share of Risk, is hereby replaced by the attached Schedule F.

The Ohio National Life Insurance Company	ACE Tempest Life Reinsurance Ltd.

By:	By:

Title:	Title:

Date:	Date:

AMENDMENT NO. 2
to the
VARIABLE ANNUITY GMDB REINSURANCE AGREEMENT
Effective July 1, 2006
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2007, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to update the investment funds. To effect this change, the following provision of this Agreement is hereby amended:
•	Schedule B-2, Investment Funds Subject to this Reinsurance Agreement, Amendment #1, is hereby replaced by the attached Schedule B-2.

The Ohio National Life Insurance Company	ACE Tempest Life Reinsurance Ltd.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

AMENDMENT NO. 3
to the
VARIABLE ANNUITY GMDB REINSURANCE AGREEMENT
Effective July 1, 2006
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective October 1, 2007, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to increase the dollar limit for new cessions and change the new business termination date. To effect these changes, the following provisions of this Agreement are hereby amended:
•	Article III, EFFECTIVE DATE, TERM, AND TERMINATION is hereby replaced by the attached Article III.

•	Schedule C-2, Limits and Rules of the REINSURER is hereby replaced by the attached Schedule C-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:

Name:

Title:

Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:

Name:

Title:

Date:

ARTICLE III – EFFECTIVE DATE, TERM AND TERMINATION
A.	Business covered by this Agreement includes individual ANNUITY CONTRACTs issued by the CEDING COMPANY that:
(i)	are identified by contract form in Schedule B-1;

(ii)	have one of the guaranteed minimum income benefit riders specified in Schedule B-1;

(iii)	have one of the guaranteed minimum death benefit riders specified in Schedule B-1;

(iv)	have no optional riders other than those specified in Schedule B-1;

(v)	have accounts invested only in the investment funds listed in Schedule B-2;

(vi)	are issued on or after July 1, 2005 but prior to the date this Agreement ceases to cover new ANNUITY CONTRACTs;

(vii)	are issued within the limits and rules described in Schedule C-1;

(viii)	are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

(ix)	are ACTIVE CONTRACTs.
Said contracts being herein defined as the ANNUITY CONTRACTs. The Agreement remains effective for ANNUITY CONTRACTs subject to the terms and conditions of this Agreement, through the TERMINATION DATE, unless terminated pursuant to the paragraphs listed below.

B.	This Agreement will cease to cover new ANNUITY CONTRACTs issued b the CEDING COMPANY on the earlier of (i) March 31, 2008 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS exceed the limit provided in Schedule C-2. RETAIL ANNUITY PREMIUMS paid on an ACTIVE CONTRACT subsequent to issue are unaffected by the limit provided in schedule C-2, paragraph 4.

C.	Unless terminated earlier, this Agreement will terminate with respect to each ANNUITY CONTRACT covered hereunder, as of the TERMINATION DATE.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, upon the occurrence of any of the following:
1.	REINSURER’s Standard and Poor’s Rating is reduced to a “BBB” or lower. REINSURER must report any such adverse change in Standard and Poor’s Rating to CEDING COMPANY within fifteen (15) days of the change. Any notice of termination given by the CEDING COMPANY due to such rating reduction shall be deemed withdrawn if the REINSURER’s Standard and Poor’s Rating is restored to a level higher than “BBB” during the 90 day notice period;

2.	An order is entered appointing a receiver, conservator or trustee for management of the REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the REINSURER.
E.	The REINSURER shall have the option of terminating this Agreement for new business, existing business or both by giving ninety (90) days advance notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule G, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay a premium due on or before the REMITTANCE DATE. In the event that a premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default are received by the REINSURER within the ninety (90) day notice period, with interest calculated in accordance with the rate provided in paragraph F of this Article, the Agreement will remain in effect. As of the close of the last day of the ninety (90) day notice period, the REINSURER’S liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.
F.	Except as otherwise provided herein, upon termination of this Agreement for existing business, the REINSURER shall have no reinsurance liability with respect to any ANNUITY CONTRACT. Notwithstanding termination of reinsurance as provided herein, the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid reinsurance premiums earned by the REINSURER under this Agreement prior to termination. Any net amounts due from either party after termination are subject to a daily interest charge from the REMITTANCE DATE until the date paid. The daily interest rate is equal to 1/365 times the sum of (1) the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE, as published in the Wall Street Journal, and (2) [REDACTED].